POWER OF ATTORNEY


(Section 16(a) Reporting)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer, director or affiliate of Precision Castparts Corp. (the "Company"), does hereby constitute and appoint Shawn R. Hagel, Russell Pattee, Steven C. Blackmore, Ruth A. Beyer, Jason A. Dalton and Joanne E.
Laferty, and any one of them, his or her true and lawful attorney and agent to execute in his or her name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with Securities and Exchange Commission and any applicable stock exchange and take actions that may be necessary or desirable in connection with such filings; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

Dated:  November 13, 2013

/s/ Shawn R. Hagel

Shawn R. Hagel